BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

BARNWELL INDUSTRIES, INC. REPORTS RESULTS

FOR THE FIRST QUARTER ENDED DECEMBER 31, 2007 AND

DECLARES CASH DIVIDEND

HONOLULU, HAWAII, February 12, 2008 -- Barnwell Industries, Inc., (AMEX-BRN) today reported net earnings of $3,319,000 ($0.39 per share – diluted) for the three months ended December 31, 2007, as compared to $1,114,000 ($0.13 per share – diluted) for the three months ended December 31, 2006.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “Net earnings for the three months ended December 31, 2007 include deferred tax benefits of $909,000 due to reductions in Canadian Federal corporate income tax rates. There were no such benefits in last year’s quarter. In addition, earnings for the current quarter increased due to a $1,722,000 increase in oil and natural gas revenues as a result of higher oil and natural gas liquids prices and a $1,268,000 decrease in incentive compensation costs primarily due to a decrease in stock appreciation rights expense.

“In the quarter ended December 31, 2007, Kaupulehu Developments, Barnwell’s 77.6%-owned land development partnership, received $3,196,000, $2,656,000 for the seventh of ten scheduled option payments relating to the development rights within Hualalai Resort at Kaupulehu in the North Kona district on the island of Hawaii, and $540,000 for an Increment I payment relating to an adjacent project. In the quarter ended December 31, 2006 Kaupulehu Developments received $3,778,000. There is no assurance the remaining options will be exercised, that any of the remaining lots will be sold or that further payments will be made to Kaupulehu Developments.

“The Company continues to move forward in its residential homes construction project at Kaupulehu. The planning process is complete for two residences to be built for sale, site work has been substantially completed to expand the building envelope on the two lots and construction commenced on the two houses in January 2008. Additionally, a fourth residential lot was purchased on January 31, 2008.”

Barnwell also announced today that its Board of Directors has declared a cash dividend of $0.05 per share, payable March 17, 2008, to stockholders of record on March 3, 2008.

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Barnwell Industries, Inc.

February 12, 2008

IMMEDIATE RELEASE

Page Two

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the year ended September 30, 2007 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Quarter ended December 31,
	2007	2006

Revenues	$15,660,000	$13,268,000

Net earnings	$3,319,000	$ 1,114,000

Net earnings per share - basic	$0.40	$ 0.14
Net earnings per share - diluted	$0.39	$ 0.13

Weighted average shares and equivalent shares outstanding:
Basic	8,212,712	8,169,060
Diluted	8,476,595	8,685,959